EXHIBIT 21


SUBSIDIARIES                     NAMES UNDER                 STATE OR OTHER
   OF THE                    WHICH SUBSIDIARIES               JURISDICTION
 REGISTRANT                     DO BUSINESS                 OF INCORPORATION

A & W Interlining            American Interlining           Maryland
Services Corp.                     Company
                           Western Coat Pad Company

African Coffee                        ACC                   Democratic Republic
Company, S.P.R.L.                                           of Congo

Agencia Maritima                      Same                  Costa Rica
del Istmo, S.A.

Agencias Generales                    Conaven               Venezuela
Conaven, C.A.

Almacenadora Conaven, S.A.            Same                  Venezuela

Atlantic Salmon (Maine)               Same                  Maine
Limited LIability Company*

Cape Fear Railways, Inc.              Same                  North Carolina

Cayman Freight Shipping               Same                  Cayman Islands
Services, Ltd.*

Chestnut Hill Farms, Inc.             Same                  Florida

Chestnut Hill Farms Honduras,         Same                  Honduras
S.A. de C.V.

Consorcio Naviero de Occidente,       Conaven               Venezuela
C.A.

Cultivos Marinos, S.A. de C.V.        CUMAR                 Honduras

Delta Packaging Company Ltd.*         Same                  Nigeria

Desarrollo Industrial                 DIBSA                 Ecuador
Bioacuatico, S.A.*

Ducktrap River Fish Farm,             Same                  Maine
L.L.C.*

Empacadora Litoral, S.A.              Same                  Honduras
S.A. de C.V.

Globe International Holdings,         Same                  Nigeria
S.A.*

Guymon Housing Partners               Same                  Oklahoma
Limited Partnership*

H&O Shipping Limited                  Same                  Liberia

Haiti Agro Processors Holdings,       Same                  Cayman Islands
Ltd*

Ingenio y Refineria San Martin        Tabacal               Argentina
del Tabacal

Les Moulins d'Haiti S.E.M.            Same                  Haiti
(LHM)*

Lesotho Flour Mills Limited*          Same                  Lesotho

                           EXHIBIT 21
                           (continued)


Life Flour Mill Ltd.*                 Same                  Nigeria

Minoterie de Matadi, S.A.R.L.*        Same                  Democratic Republic
                                                            of Congo

Mobeira, SARL*                        Same                  Mozambique

Molinos Champion, S.A.*               Mochasa               Ecuador

Molinos del Ecuador, C.A.*            Molidor               Ecuador

National Milling Company of           Same                  Guyana
Guyana, Ltd.

National Milling Company Limited      Same                  Zambia

Port of Miami Cold Storage, Inc.      Same                  Florida

Representaciones Maritimas y          Remarsa               Guatemala
Aereas, S.A.

Samovar International Finance,        Same                  Puerto Rico
Inc.

SASCO Engineering Co./
Seaboard Sales Corporation            Same                  Bermuda

Sea Cargo, S.A.                       Same                  Panama

Seaboard de Colombia, S.A.            Same                  Colombia

Seaboard de Honduras, S.A.            Same                  Honduras
S.A. de C.V.

Seaboard del Peru, S.A.               Same                  Peru

Seaboard Farms of Athens,        Seaboard Farms of
Inc.                                 Athens Inc.
                                  Jordan Hatchery           Georgia

Seaboard Farms of Chattanooga,        Same                  Tennessee
Inc.

Seaboard Farms of Elberton,      Seaboard Farms of
Inc.                               Elberton, Inc.
                              Seaboard Farms of Canton      Georgia

Seaboard Farms of Kentucky, Inc.      Same                  Kentucky

Seaboard Farms of Minnesota, Inc.     Same                  Minnesota

Seaboard Farms of Orlando, Inc.       Same                  Florida

Seaboard Farms, Inc.                  Same                  Oklahoma

Seaboard Guyana, Ltd.                 Same                  Bermuda

Seaboard Holdings Ltd.                Same                  British Virgin
                                                            Islands

                           EXHIBIT 21
                           (continued)


Seaboard Marine Bahamas, Ltd.         Same                  Bahamas

Seaboard Marine Ltd.                  Same                  Liberia

Seaboard Marine of Florida, Inc.      Same                  Florida

Seaboard Overseas Limited             Same                  Bahamas

S.B.D., LLC                           Same                  Delaware

Seaboard Ship Management Inc.         Same                  Florida

Seaboard Shipping Services (PTY) Ltd. Same                  South Africa

Seaboard Trading and Shipping Ltd.    Same                  Minnesota

Seaboard Trading de Mexico, S.A.      Same                  Mexico
S.A. de C.V.

Seaboard Transport Inc.               Same                  Oklahoma

Seaboard West Africa Limited*         Same                  Sierra Leone

Seadom, S.A.*                         Same                  Dominican Republic

Secuador Limited                      Same                  Bermuda

Shilton Limited                       Same                  Cayman Islands

Top Feeds Limited*                    Same                  Nigeria

Transcontinental Capital Corp.
(Bermuda) Ltd.                        Same                  Bermuda

Vinprom Rousse AD                     Same                  Bulgaria

Zenith Investments, Ltd.*             Same                  Nigeria




*Represents a non-controlled, non-consolidated affiliate.